SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549



                          FORM 8-K

                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


               Date of Report - June 25, 1998
              (Date of earliest event reported)


                  Questar Pipeline Company
     (Exact name of registrant as specified in charter)



     STATE OF UTAH             0-14147          87-0307414
  (State or other jurisdiction(Commission    (I.R.S. Employer
 of incorporation or         File No.)      Identification No.)
    organization)



180 East 100 South Street, P. O. Box 45360, Salt Lake City, Utah  84145-0360
          (Address of principal executive offices)


Registrant's telephone number, including area code (801) 324-2400



                       Not Applicable
(Former name or former address, if changed since last report.)

[TYPE]     EX-1
Item 5. Other Events.

        On June 25, 1998, Questar Pipeline Company (Questar Pipeline or the Company) announced its intention to purchase a 700-mile crude oil pipeline owned by ARCO Pipe Line Company (ARCO Pipe Line). The Company intends to convert the line, which runs from the Paradox Basin in New Mexico to Long Beach, California to transport natural gas. Questar Pipeline is purchasing the line for $40 million and will spend approximately $40-50 million to convert the line, which will have a daily capacity of 120-130 million cubic feet.

        The Company and ARCO Pipe Line expect to close the transaction by September 30, 1998. Questar Pipeline will file an application with the Federal Energy Regulatory Commission to obtain the necessary regulatory approval for the conversion.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits.

        Exhibit No.   Exhibit

           99         Press release dated June 25, 1998.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Questar Pipeline Company
                                        (Registrant)



July 1, 1998                       By   /s/D. N. Rose
   (Date)                               D. N. Rose
                                        President and Chief Executive
                                         Officer